Exhibit 99.3


                      UNAUDITED PRO FORMA CONSOLIDATED AND
                       CONSOLIDATING FINANCIAL STATEMENTS

The following unaudited pro forma consolidated and consolidating financial statements are presented to illustrate the effects of the acquisition of Axys Pharmaceuticals, Inc. ("Axys") by Applera Corporation ("Applera") on the historical financial position and operating results of Applera and Applera's Celera Genomics group. Because Applera and the Celera Genomics group have different fiscal years than Axys, and the combined company is maintaining the fiscal year-end of Applera and the Celera Genomics group, pro forma operating results are presented on a June 30 fiscal-year basis.

The unaudited pro forma consolidated and consolidating balance sheets at September 30, 2001 give effect to the acquisition as if it occurred as of that date. The pro forma consolidated and consolidating statements of operations for the three month period ended September 30, 2001 and the year ended June 30, 2001 give effect to the acquisition as if it occurred as of the beginning of each period. The pro forma consolidated and consolidating statements of operations exclude a one-time charge relating to the write-off of the value of in-process research and development ("IPR&D") projects of Axys described below.

The pro forma consolidated and consolidating financial statements have been derived from, and should be read in conjunction with, the historical consolidated and combined financial statements, including the notes thereto, of Applera, the Celera Genomics group, and Axys. For Applera and the Celera Genomics group, those financial statements are included in Applera's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and Applera's Annual Report on Form 10-K for the year ended June 30, 2001. For Axys, those financial statements are included in Applera's proxy statement/prospectus on Form S-4 filed on October 15, 2001 and Axys' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

The total purchase price for the acquisition was $188.4 million, which consisted of Applera Corporation - Celera Genomics Group Common Stock ("Applera - Celera stock") valued at $170.3 million, stock options valued at $8.8 million, warrants valued at $2.8 million and estimated transaction costs of $6.5 million. The purchase price was calculated using a $31.04 price per share of Applera - Celera stock, based upon a measurement date of July 17, 2001. This date, determined in accordance with Emerging Issues Task Force Abstracts Issue 99-12, "Determination of the Measurement Date for the Market Price of Acquirer Securities in a Purchase Business Combination," represented the first date on which the exchange ratio was fixed under the acquisition agreement. The fair value of the options and warrants was calculated using the Black-Scholes pricing model.

The acquisition was accounted for by Applera and the Celera Genomics group as an acquisition of Axys under the purchase method of accounting for business combinations, and accordingly, the purchase price was allocated to the historical assets of Axys acquired by Applera and liabilities of Axys assumed by Applera on the basis of their fair values on the acquisition date. The remaining purchase price allocation was assigned to IPR&D, existing technology, and favorable operating leases, based on an independent appraisal. The amount attributed to IPR&D was developed using an income approach. The in-process technologies were valued using a discounted cash flow model on a project-by-project basis. This valuation incorporated a percentage of completion analysis using revenues allocated to in-process technologies.

The fair value of the net assets acquired, including the intangible assets valued by the independent appraisal and a deferred tax asset recorded in purchase accounting for deductible net operating loss carryforwards and other temporary differences of Axys expected to be utilized by Applera, exceeded the purchase price. The excess of the fair value over the purchase price was allocated as a pro rata reduction of the amounts that would have otherwise been assigned to the acquired assets. Because of this pro rata allocation of the excess fair value, the amounts recorded for IPR&D, existing technology, and favorable operating leases included in the attached pro forma consolidated and consolidating financial statements are different than the actual amounts recorded by Applera and the Celera Genomics group during the second quarter of fiscal 2002.

At the date of acquisition, Applera's Celera Genomics group recorded a charge of $99.0 million for the write-off of the value attributed to IPR&D. This amount, as well as the amounts attributed to existing technology and favorable operating leases, differ from the values assigned for the purposes of the attached pro forma consolidated and consolidating financial statements due to the change in net assets of Axys between September 30, 2001 and November 16, 2001, the acquisition date.

The recorded values of existing technology and favorable operating leases will be amortized over their expected period of benefit, which is one year for existing technology and four years for favorable operating leases.

The pro forma consolidated and consolidating financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of Applera and the Celera Genomics group that would have occurred had the acquisition been consummated as of the beginning of the periods presented. In addition, the pro forma consolidated and consolidating financial statements are not necessarily indicative of the future financial condition or operating results of Applera and the Celera Genomics group.

In-Process Research and Development

Approximately 38% of the IPR&D value was attributed to the Cathepsin S project; 27% to the Cathepsin K project; 15% to the Tryptase project; 9% to the Cathepsin F project; 5% to the Urokinase project; 4% to the Serm-beta project; and 2% to the Factors VIIa & Xa project.

The Cathepsin S project is a collaboration, in the preclinical stage, with Aventis Pharmaceuticals Products, Inc. ("Aventis") with the objective of discovery and development of small molecule drugs that inhibit Cathepsin S, a human cysteine protease associated with some inflammatory diseases, including rheumatoid arthritis, asthma, atherosclerosis, and a variety of autoimmune diseases. In November 1999, Axys announced the successful testing of a potent, selective Cathepsin S inhibitor compound in an animal efficacy model of asthma. In addition, current in vivo proof-of-concept studies have been completed, are underway, or are planned for several potential disease indications. In October 2000, Axys announced that on the basis of data from an in vivo efficacy model of asthma, Aventis qualified a collaboration compound for pre-clinical advancement.

The Cathepsin F project is in the early preclinical stage. The objective of this project is to develop compounds for inflammatory diseases. The compounds are similar to Cathepsin S in their biological mechanism of action and potential therapeutic indications.

The Cathepsin K project is a collaboration, in the preclinical stage, with Merck & Co., Inc. ("Merck") to develop small molecule inhibitors of Cathepsin K for the treatment of osteoporosis. In February 1997, Axys announced a solution of the three-dimensional crystal structure of Cathepsin K that enabled Axys to design potent and selective inhibitors of Cathepsin K. In December 1999, Axys announced the successful testing of a specific, selective Cathepsin K inhibitor compound in an animal efficacy model. In mid-2001, Merck and Axys announced the selection of an Axys Cathepsin K inhibitor. The collaboration continues to seek additional compounds as backup development candidates and continues to progress towards clinical development.

The Tryptase project is a late-stage preclinical program aimed at the development of compounds for the treatment of inflammation. Axys' tryptase inhibitors are designed to slow or halt the inflammatory process at an early stage, in an attempt to provide safe and effective therapies for the treatment of the underlying cause of disease, rather than the symptoms. In earlier Phase II clinical trials, Axys established human proof-of-concept for tryptase as a drug target. This was achieved using APC 366, an inhaled peptide tryptase inhibitor, which showed that inhibiting tryptase resulted in improved breathing (reduction in late airway response) in asthmatics. Axys has also entered APC-2059 into development for the treatment of ulcerative colitis and as an inhaled treatment for asthma. In 2000, Axys completed an open-label Phase II staudy of that drug for ulcerative colitis.

The Urokinase project is an oncology program in the preclinical stage involving the development of inhibitors of the protease urokinase to interfere with angiogenesis and metastasis processes.

The SERM-beta project is an oncology program based upon licenses granted to Axys by Celgene Corp. ("Celgene"). In October 1999, Celgene (as Signal
Pharmaceuticals) granted Axys exclusive rights to its selective estrogen receptor-beta modulators (SERM- ) for the treatment of cancer. SERM- compounds are small molecules that selectively modulate the activity of the newly discovered beta estrogen receptor found in tumors and certain hormonally sensitive tissues.

The Factors VIIa & Xa project is aimed at the development of oral therapeutics for blood clotting disorders, such as deep vein thrombosis, stroke, and myocardial infarction or heart attack. More specifically, Axys had been performing research on inhibitors of factors Xa and

VIIa and thrombin, all of which are serine proteases involved in the blood clotting process. These proteases have been acknowledged as targets for a host of disorders related to abnormal clotting. The program was begun in collaboration with Pharmacia & Upjohn. In July 1998, the research support for this collaboration ended and, in February 1999, Axys formally agreed to end this collaboration. Research efforts are currently continuing with a focus on Factor VIIa in order to identify both a parenteral and an oral compound for development.

                               APPLERA CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 2001
                             (amounts in thousands)



                                                                                Pro Forma            Pro Forma
                                             Applera (a)       Axys (b)      Adjustments (c) (d)      Applera
                                            --------------   ------------   -------------------------------------
 Assets
 Current assets
     Cash and cash equivalents                  $ 599,180       $ 10,653                  $ -          $ 609,833
     Short-term investments                       791,859            140                                 791,999
     Accounts receivable, net                     374,949                                                374,949
     Inventories, net                             160,903                                                160,903
     Prepaid expenses and
         other current assets                      88,675          2,460                                  91,135
                                            --------------   ------------   ------------------    ---------------
 Total current assets                           2,015,566         13,253                    -          2,028,819

 Property, plant and equipment, net               448,112         19,018                3,443            470,573
 Other long-term assets                           401,475         51,638               60,121            513,234
                                            --------------   ------------   ------------------    ---------------
 Total Assets                                 $ 2,865,153       $ 83,909             $ 63,564        $ 3,012,626
                                            ==============   ============   ==================    ===============

 Liabilities and Stockholders' Equity
 Current liabilities
     Loans payable                               $ 11,954        $ 7,010                  $ -           $ 18,964
     Current portion of long-term debt
          and capital lease obligation             31,757          2,411               10,000             44,168
     Accounts payable                             151,831          3,910                                 155,741
     Accrued salaries and wages                    58,808          1,792                                  60,600
     Accrued taxes on income                       86,992                                                 86,992
     Other accrued expenses                       221,394          2,563               10,660            234,617
                                            --------------   ------------   ------------------    ---------------
 Total current liabilities                        562,736         17,686               20,660            601,082

 Long-term debt                                                   26,000               (7,464)            18,536
 Capital lease obligations, noncurrent                               409                                     409
 Other long-term liabilities                      152,703            806                                 153,509
                                            --------------   ------------   ------------------    ---------------
 Total Liabilities                                715,439         44,901               13,196            773,536

 Stockholders' Equity                           2,149,714         39,008               50,368          2,239,090
                                            --------------   ------------   ------------------    ---------------
 Total Liabilities and
     Stockholders' Equity                     $ 2,865,153       $ 83,909             $ 63,564        $ 3,012,626
                                            ==============   ============   ==================    ===============


                             See accompanying notes.

                               APPLERA CORPORATION
                NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (unaudited)

(a) Reflects the historical financial position of Applera at September 30, 2001.

(b) Reflects the historical financial position of Axys at September 30, 2001, including various reclassifications that have been made to conform to Applera's combined financial statement presentation. The reclassifications consist of including Axys' investment in equity method investees and other investments as a component of other long-term assets and including Axys' deferred revenues as a component of other accrued expenses.

(c) The purchase price of $188.4 million was allocated to tangible and intangible assets as follows:


                                          Historical          Purchase
                                             Net             Accounting           Recorded
 (in millions)                              Assets           Adjustments           Assets
                                        --------------    -----------------    ---------------
 Current assets                                $ 13.3               $    -           $   13.3
 Long-term assets                                70.8                 46.2              117.0
 Current liabilities                            (17.7)               (14.2)             (31.9)
 Long-term liabilities                          (27.3)                 7.5              (19.8)
                                        --------------    -----------------    ---------------
 Net assets of Axys                              39.1                 39.5               78.6
 IPR&D                                                                                   92.5
 Favorable operating leases                                                              10.3
 Existing technology                                                                      7.0
                                                                               ---------------
 Total purchase price                                                                 $ 188.4
                                                                               ===============




(d) Pro forma adjustments to record the acquisition as of September 30, 2001 reflect:

       - An increase in stockholders' equity of $170.3 million to record the issuance of shares of Applera-Celera stock, $8.8 million to record the issuance of options to purchase shares of Applera-Celera stock, and $2.8 million to record the issuance of warrants to purchase shares of Applera-Celera stock;

       - A decrease in stockholders' equity (retained earnings) of $92.5 million to record the immediate write-off of IPR&D;

       - An increase in other accrued expenses of $6.5 million to record transaction costs incurred by Applera, including investment banking, legal, and registration fees;

       - A decrease in stockholders' equity of $39.1 million to record the assets and liabilities of Axys at their historical values;

       - An increase in other long-term assets of $10.3 million to record the excess of the purchase price for favorable operating leases and $7.0 million for existing technology; and

       - A reclassification of $10.0 million of debt from long-term to short-term as holders of notes elected to exercise their right to require Applera to repurchase their notes following the acquisition. Applera repaid the $10.0 million in January 2002.

       - An increase in long-term debt of $2.5 million to record the debt assumed at approximate fair value based upon a discounted cash flow analysis using an interest rate most likely to have been obtained for a similar debt instrument by Applera at the acquisition date.

       - An increase in property, plant and equipment, net of $3.4 million to record assets at their approximate fair value.

       - An increase in other long-term assets of $42.8 million to record investments and other assets, including a deferred tax asset for net operating losses and other temporary differences of Axys, to their approximate fair value.

       - An increase in other accrued expenses of $4.2 million to record a liability within other accrued expenses for contractual severance and involuntary termination costs.

                               APPLERA CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        Twelve Months Ended June 30, 2001
             (Dollar amounts in thousands except per share amounts)


                                                                                        Pro Forma          Pro Forma
                                                    Applera (e)       Axys (f)       Adjustments (g)        Applera
                                                   --------------   -------------    ----------------    ---------------
 Net Revenues                                        $ 1,644,126        $  7,958                 $ -         $1,652,084
 Cost of sales                                           780,712                                                780,712
                                                                                     ----------------
                                                   --------------   -------------                        ---------------
 Gross Margin                                            863,414           7,958                                871,372
 Selling, general and administrative                     440,059          13,074                                453,133
 Research, development and engineering                   323,417          35,517                                358,934
 Amortization of goodwill and intangibles                 43,934                               9,578             53,512
 Other special charges                                    69,069              33                                 69,102
                                                   --------------   -------------    ----------------    ---------------
 Operating Loss                                          (13,065)        (40,666)             (9,578)           (63,309)
 Gain on investments                                      14,985                                                 14,985
 Interest expense                                         (2,125)         (8,171)                845             (9,451)
 Interest income                                          80,348           1,967                                 82,315
 Other expense, net                                       (6,671)           (825)                                (7,496)
 Loss from equity method investee                                        (12,605)                               (12,605)
                                                   --------------   -------------    ----------------    ---------------
 Income (Loss) Before Income Taxes                        73,472         (60,300)             (8,733)             4,439
 Provision (benefit) for income taxes                     46,238                             (24,161)            22,077
                                                   --------------   -------------    ----------------    ---------------
 Income (Loss) From Continuing Operations             $   27,234        $(60,300)           $ 15,428          $ (17,638)
                                                   ==============   =============    ================    ===============

Applied Biosystems Group
 Income From Continuing Operations                     $ 212,391                                            $   212,391
     Basic per share                                      $ 1.01                                                 $ 1.01
     Diluted per share                                    $ 0.96                                                 $ 0.96
Weighted Average Common Shares
     Basic                                               210,188                                                210,188
     Diluted                                             220,476                                                220,476

Celera Genomics Group
 Loss From Continuing Operations                       $(186,229)                                            $ (231,101)
     Basic and diluted per share                       $   (3.07)                                            $    (3.49)
Weighted Average Common Shares
     Basic and diluted                                    60,718                                                 66,213

Axys Pharmaceuticals, Inc.
 Loss From Continuing Operations                                        $(60,300)
     Basic and diluted per share                                        $  (1.62)
Weighted Average Common Shares
     Basic and diluted                                                    37,173


                             See accompanying notes.

                               APPLERA CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      Three Months Ended September 30, 2001
                 (Amounts in thousands except per share amounts)



                                                                                    Pro Forma           Pro Forma
                                                Applera (e)        Axys (f)        Adjustments (h)       Applera
                                               --------------   ---------------   ------------------------------------
 Net Revenues                                      $ 387,854             $ 820               $ -            $ 388,674
 Cost of sales                                       186,524                                                  186,524
                                                                                  ---------------
                                               --------------   ---------------                     ------------------
 Gross Margin                                        201,330               820                                202,150
 Selling, general and administrative                 107,107             2,661                                109,768
 Research, development and engineering                84,502             7,339                                 91,841
 Amortization of intangibles                             471                               2,394                2,865
                                               --------------   ---------------   ---------------   ------------------
 Operating Income (Loss)                               9,250            (9,180)           (2,394)              (2,324)
 Loss on investments                                                   (10,848)                               (10,848)
 Interest expense                                       (240)           (1,099)              211               (1,128)
 Interest income                                      14,347               272                                 14,619
 Other expense, net                                   (1,738)             (460)                                (2,198)
                                               --------------   ---------------   ---------------   ------------------
 Income (Loss) Before Income Taxes                    21,619           (21,315)           (2,183)              (1,879)
 Provision (benefit) for income taxes                  4,634                              (8,224)              (3,590)
                                               --------------   ---------------   ---------------   ------------------
 Net Income (Loss)                                  $ 16,985         $ (21,315)          $ 6,041              $ 1,711
                                               ==============   ===============   ===============   ==================

 Applied Biosystems Group
 Net Income                                         $ 32,196                                                 $ 32,196
      Basic per share                                 $ 0.15                                                   $ 0.15
      Diluted per share                               $ 0.15                                                   $ 0.15
 Weighted Average Common Shares
      Basic                                          211,363                                                  211,363
      Diluted                                        215,213                                                  215,213

 Celera Genomics Group
 Net Loss                                          $ (15,562)                                               $ (30,836)
      Basic and diluted per share                    $ (0.25)                                                 $ (0.46)
 Weighted Average Common Shares
      Basic and diluted                               61,792                                                   67,287

 Axys Pharmaceuticals, Inc.
 Loss From Continuing Operations                                     $ (21,315)
      Basic and diluted per share                                      $ (0.53)
 Weighted Average Common Shares
      Basic and diluted                                                 40,274


                             See accompanying notes.

                               APPLERA CORPORATION
          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

(e)      Reflects the historical operating results of Applera.

(f)      Reflects the historical operating results of Axys.

(g) Pro forma adjustments to record the acquisition for the twelve months ended June 30, 2001 reflect:

       - An increase of $7.0 million in amortization of goodwill and intangibles to record amortization of the existing technology intangible asset, which has an estimated life of one year, and an increase of $2.6 million to record amortization of favorable operating leases, which have an estimated life of four years;

       - A decrease of $0.8 million in interest expense to record the amortization of the difference between the fair value of long-term debt assumed and the notional value over 3 years; and

       - A decrease in the tax provision to record a tax benefit on Axys' losses inclusive of amortization of identifiable intangible assets at a 35% rate.

       The pro forma adjustments do not include the immediate write-off of acquired IPR&D to be expensed upon consummation of the acquisition.

(h) Pro forma adjustments to record the acquisition for the three months ended September 30, 2001 reflect:

       - An increase of $1.8 million in amortization of intangibles to record amortization of the existing technology intangible asset, which has an estimated life of one year, and $0.6 million to record amortization of favorable operating leases, which have an estimated life of four years;

       - A decrease of $0.2 million in interest expense to record the amortization of the difference between the fair value of long-term debt assumed and the notional value over 3 years; and

       - A decrease in the tax provision to record a tax benefit on Axys' losses inclusive of amortization of identifiable intangible assets at a 35% rate.

                               APPLERA CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATING BALANCE SHEET
                               September 30, 2001
                             (amounts in thousands)




                                                Pro Forma           Applied         Eliminations        Pro Forma
                                                Celera (i)         Biosystems         And Other          Applera
                                              --------------     --------------    ---------------   ---------------
 Assets
 Current assets
     Cash and cash equivalents                    $ 187,143          $ 422,690                $ -         $ 609,833
     Short-term investments                         791,999                                                 791,999
     Accounts receivable, net                        24,211            354,244             (3,506)          374,949
     Inventories, net                                 6,414            152,112              2,377           160,903
     Prepaid expenses and
         other current assets                         8,422             81,654              1,059            91,135
                                              --------------     --------------    ---------------   ---------------
 Total current assets                             1,018,189          1,010,700                (70)        2,028,819

 Property, plant and equipment, net                 134,977            336,360               (764)          470,573
 Other long-term assets                             176,008            337,601               (375)          513,234
                                              --------------     --------------    ---------------   ---------------
 Total Assets                                   $ 1,329,174        $ 1,684,661           $ (1,209)       $3,012,626
                                              ==============     ==============    ===============   ===============

 Liabilities and Stockholders' Equity
 Current liabilities
     Loans payable                                  $ 7,010           $ 11,954                $ -          $ 18,964
     Current portion of long-term debt
          and capital lease obligation               12,411             31,757                               44,168
     Accounts payable                                14,661            140,898                182           155,741
     Accrued salaries and wages                      12,271             47,005              1,324            60,600
     Deferred revenues                               34,569                               (34,569)
     Accrued taxes on income                                            83,573              3,419            86,992
     Other accrued expenses                          30,470            172,447             31,700           234,617
                                              --------------     --------------    ---------------   ---------------
 Total current liabilities                          111,392            487,634              2,056           601,082

 Long-term debt                                      18,536                                                  18,536
 Capital lease obligations, noncurrent                  409                                                     409
 Other long-term liabilities                         23,319            130,190                              153,509
                                              --------------     --------------    ---------------   ---------------
 Total Liabilities                                  153,656            617,824              2,056           773,536

 Stockholders' Equity                             1,175,518          1,066,837             (3,265)        2,239,090
                                              --------------     --------------    ---------------   ---------------
 Total Liabilities and
     Stockholders' Equity                       $ 1,329,174        $ 1,684,661           $ (1,209)       $3,012,626
                                              ==============     ==============    ===============   ===============


                             See accompanying notes.

                               APPLERA CORPORATION
               NOTES TO THE PRO FORMA CONSOLIDATING BALANCE SHEET
                                   (unaudited)

(i) The pro forma amounts for the Celera Genomics group were determined based upon similar adjustments as those made in the pro forma Applera consolidated balance sheet, disclosed in notes (c) and (d) in the "Notes To The Pro Forma Consolidated Balance Sheet." The pro forma combined balance sheet of the Celera Genomics group is presented below:


                              CELERA GENOMICS GROUP
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               September 30, 2001
                             (amounts in thousands)



                                                                             Pro Forma         Pro Forma
                                             Celera            Axys         Adjustments          Celera
                                         ---------------   -------------   --------------    --------------
 Assets
 Current assets
     Cash and cash equivalents                $ 176,490        $ 10,653              $ -         $ 187,143
     Short-term investments                     791,859             140                            791,999
     Accounts receivable, net                    24,211                                             24,211
     Inventories, net                             6,414                                              6,414
     Prepaid expenses and
         other current assets                     5,962           2,460                              8,422
                                         ---------------   -------------   --------------    --------------
 Total current assets                         1,004,936          13,253                -         1,018,189

 Property, plant and equipment, net             112,516          19,018            3,443           134,977
 Other long-term assets                          64,249          51,638           60,121           176,008
                                         ---------------   -------------   --------------    --------------
 Total Assets                               $ 1,181,701        $ 83,909         $ 63,564       $ 1,329,174
                                         ===============   =============   ==============    ==============

 Liabilities and Group Equity
 Current liabilities
     Loans payable                                  $ -         $ 7,010              $ -           $ 7,010
     Current portion of long-term
          debt and capital lease obligation                       2,411           10,000            12,411
     Accounts payable                            10,751           3,910                             14,661
     Accrued salaries and wages                  10,479           1,792                             12,271
     Deferred revenues                           34,296             273                             34,569
     Other accrued expenses                      17,520           2,290           10,660            30,470
                                         ---------------   -------------   --------------    --------------
 Total current liabilities                       73,046          17,686           20,660           111,392

 Long-term debt (subordinated notes)                             26,000           (7,464)           18,536
 Capital lease obligations, noncurrent                              409                                409
 Other long-term liabilities                     22,513             806                             23,319
                                         ---------------   -------------   --------------    --------------
 Total Liabilities                               95,559          44,901           13,196           153,656

 Allocated Net Worth                          1,086,142          39,008           50,368         1,175,518
                                         ---------------   -------------   --------------    --------------
 Total Liabilities and
     Allocated Net Worth                    $ 1,181,701        $ 83,909         $ 63,564       $ 1,329,174
                                         ===============   =============   ==============    ==============

                               APPLERA CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                        Twelve Months Ended June 30, 2001
                          (Dollar amounts in thousands)


                                                       Pro Forma         Applied       Eliminations       Pro Forma
                                                      Celera (j)       Biosystems        And Other         Applera
                                                     --------------   --------------   --------------   --------------
 Net Revenues                                             $ 97,343      $ 1,619,495        $ (64,754)      $1,652,084
 Cost of sales                                              42,990          774,475          (36,753)         780,712
                                                     --------------   --------------   --------------   --------------
 Gross Margin                                               54,353          845,020          (28,001)         871,372
 Selling, general and administrative                        71,388          380,668            1,077          453,133
 Research, development and engineering                     200,210          184,491          (25,767)         358,934
 Amortization of goodwill and intangibles                   53,512                                             53,512
 Other special charges                                      69,102                                             69,102
                                                     --------------   --------------   --------------   --------------
 Operating Income (Loss)                                  (339,859)         279,861           (3,311)         (63,309)
 Gain on investments                                                         14,985                            14,985
 Interest expense                                           (8,155)          (1,296)                           (9,451)
 Interest income                                            65,548           16,767                            82,315
 Other expense, net                                         (1,664)          (5,832)                           (7,496)
 Loss from joint venture and
     equity method investee                                (17,565)                            4,960          (12,605)
                                                     --------------   --------------   --------------   --------------
 Income (Loss) Before Income Taxes                        (301,695)         304,485            1,649            4,439
 Provision (benefit) for income taxes                      (70,594)          92,094              577           22,077
                                                     --------------   --------------   --------------   --------------
 Income (Loss) From Continuing Operations               $ (231,101)       $ 212,391          $ 1,072        $ (17,638)
                                                     ==============   ==============   ==============   ==============

Income (Loss) From Continuing Operations
    Per Share
     Basic                                                 $ (3.49)          $ 1.01
     Diluted                                               $ (3.49)          $ 0.96
Weighted Average Common Shares
     Basic                                                  66,213          210,188
     Diluted                                                66,213          220,476


                             See accompanying notes.

                               APPLERA CORPORATION
          NOTES TO THE PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                                   (unaudited)

(j) The pro forma amounts for the Celera Genomics group were determined based upon similar adjustments as those made in the pro forma Applera consolidated statement of operations, disclosed in note (g) in the "Notes To The Pro Forma Consolidated Statement of Operations." The pro forma combined statement of operations of the Celera Genomics group for the twelve months ended June 30, 2001 is presented below:





                              CELERA GENOMICS GROUP
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        Twelve Months Ended June 30, 2001
                          (Dollar amounts in thousands)


                                                                                       Pro Forma        Pro Forma
                                                       Celera           Axys         Adjustments          Celera
                                                    -------------    -----------     --------------    -------------
 Net Revenues                                           $ 89,385        $ 7,958                $ -         $ 97,343
 Costs and Expenses
 Cost of sales                                            42,990                                             42,990
 Research and development                                164,693         35,517                             200,210
 Selling, general and administrative                      58,314         13,074                              71,388
 Amortization of goodwill and intangibles                 43,934                             9,578           53,512
 Other special charges                                    69,069             33                              69,102
                                                    -------------    -----------     --------------    -------------
 Operating Loss                                         (289,615)       (40,666)            (9,578)        (339,859)
 Interest expense                                           (829)        (8,171)               845           (8,155)
 Interest income                                          63,581          1,967                              65,548
 Other expense, net                                         (839)          (825)                             (1,664)
 Loss from joint venture and
     equity method investee                               (4,960)       (12,605)                            (17,565)
                                                    -------------    -----------     --------------    -------------
 Loss Before Income Taxes                               (232,662)       (60,300)            (8,733)        (301,695)
 Benefit for income taxes                                 46,433                            24,161           70,594
                                                    -------------    -----------     --------------    -------------
                                                    -------------    -----------     --------------    -------------
 Loss From Continuing Operations                      $ (186,229)     $ (60,300)          $ 15,428       $ (231,101)
                                                    =============    ===========     ==============    =============

                               APPLERA CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                      Three Months Ended September 30, 2001
                          (Dollar amounts in thousands)


                                                   Pro Forma         Applied        Eliminations       Pro Forma
                                                  Celera (k)       Biosystems        And Other          Applera
                                                 --------------   --------------   ---------------   --------------
 Net Revenues                                         $ 28,094        $ 366,552          $ (5,972)       $ 388,674
 Cost of sales                                          11,915          179,373            (4,764)         186,524
                                                 --------------   --------------   ---------------   --------------
 Gross Margin                                           16,179          187,179            (1,208)         202,150
 Selling, general and administrative                    15,266           91,750             2,752          109,768
 Research, development and engineering                  35,081           52,318             4,442           91,841
 Amortization of intangibles                             2,865                                               2,865
                                                 --------------   --------------   ---------------   --------------
 Operating Income (Loss)                               (37,033)          43,111            (8,402)          (2,324)
 Loss on investments                                   (10,848)                                            (10,848)
 Interest expense                                         (888)            (240)                            (1,128)
 Interest income                                        11,122            3,497                             14,619
 Other expense, net                                     (1,176)          (1,022)                            (2,198)
 Loss from joint venture                                (9,377)                             9,377
                                                 --------------   --------------   ---------------   --------------
 Income (Loss) Before Income Taxes                     (48,200)          45,346               975           (1,879)
 Provision (benefit) for income taxes                  (17,364)          13,150               624           (3,590)
                                                 --------------   --------------   ---------------   --------------
 Net Income (Loss)                                   $ (30,836)        $ 32,196             $ 351          $ 1,711
                                                 ==============   ==============   ===============   ==============

Net Income (Loss) Per Share
     Basic                                             $ (0.46)          $ 0.15
     Diluted                                           $ (0.46)          $ 0.15
Weighted Average Common Shares
     Basic                                              67,287          211,363
     Diluted                                            67,287          215,213


                             See accompanying notes.

                               APPLERA CORPORATION
          NOTES TO THE PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                                   (unaudited)


(k) The pro forma amounts for the Celera Genomics group were determined based upon similar adjustments as those made in the pro forma Applera consolidated statement of operations, disclosed in note (h) in the "Notes To The Pro Forma Consolidated Statement of Operations." The pro forma combined statement of operations of the Celera Genomics group is presented below:



                              CELERA GENOMICS GROUP
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      Three Months Ended September 30, 2001
                          (Dollar amounts in thousands)



                                                                                Pro Forma        Pro Forma
                                                    Celera           Axys       Adjustments        Celera
                                                  ----------      ---------     -----------      -----------
 Net Revenues                                       $ 27,274          $ 820             $ -         $ 28,094
 Costs and Expenses
 Cost of sales                                        11,915                                          11,915
 Research, development and engineering                27,742          7,339                           35,081
 Selling, general and administrative                  12,605          2,661                           15,266
 Amortization of intangibles                             471                          2,394            2,865
                                                  ----------      ---------     -----------      -----------

 Operating Loss                                      (25,459)        (9,180)         (2,394)         (37,033)
 Loss on investments                                                (10,848)                         (10,848)
 Interest expense                                                    (1,099)            211             (888)
 Interest income                                      10,850            272                           11,122
 Other expense, net                                     (716)          (460)                          (1,176)
 Loss from joint venture                              (9,377)                                         (9,377)
                                                  ----------      ---------     -----------      -----------
 Loss Before Income Taxes                            (24,702)       (21,315)         (2,183)         (48,200)
 Benefit for income taxes                              9,140                          8,224           17,364
                                                  ----------      ---------     -----------      -----------
 Net Loss                                          $ (15,562)     $ (21,315)        $ 6,041        $ (30,836)
                                                  ==========      =========     ===========      ===========